Exhibit 10.4

June 10, 2021

VIA EMAIL

BioVie Inc.

2120 Colorado Avenue, Suite 230

Santa Monica, CA 90404

Attention: Cuong V. Do

Re: Asset Purchase Agreement

Dear Mr. Do:

Reference is made to that certain Asset Purchase Agreement, dated as of April 27, 2021 (as amended, the “Agreement”), by and among BioVie Inc. (“BioVie”), NeurMedix, Inc. (“NeurMedix”) and, solely for purposes of Section 10.16 thereof, Acuitas Group Holdings, LLC (“Acuitas”). Defined terms used in this letter but not otherwise defined herein shall have the same meanings given to such terms as set forth in the Agreement.

Pursuant to Section 1.4(b) of the Agreement, upon the terms and subject to the conditions contained therein, at the Closing, BioVie shall, among other things, (a) pay to NeurMedix, by wire transfer of immediately available funds, the Initial Cash Payment, and (b) deliver the Initial Stock Consideration issued in book entry form to Seller.

Pursuant to Section 10.3 of the Agreement, NeurMedix hereby assigns to Acuitas the rights to receive the Initial Stock Consideration and the Initial Cash Payment from BioVie. By executing this letter, BioVie hereby agrees and confirms that BioVie consents to such assignments from NeurMedix to Acuitas. In connection with the issuance of the Initial Stock Consideration to Acuitas, NeurMedix expects that Acuitas (in lieu of NeurMedix) will execute the Registration Rights Agreement, in the form attached as Exhibit G to the Agreement.

[Signature page follows]

6165 Greenwich Drive, Suite 150, San Diego, CA 92122

If the foregoing is consistent with your understanding, please kindly sign this letter in the space provided below and return it to the undersigned. Thank you in advance for your assistance in this matter.

Very truly yours,

NEURMEDIX, INC.

By:	/s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chief Executive Officer

ACKNOWLEDGED, AGREED AND CONSENTED BY:

BIOVIE INC.

By:	/s/ Cuong V. Do
Name:	Cuong V. Do
Title:	President and CEO